UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2023

Nogin, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40682	86-1370703
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 E. 34th St, Ste 137

New York, NY 10016

(Address of principal executive offices)

10016

(Zip Code)

(949) 222-0209
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NOGN	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	NOGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03 Bankruptcy or Receivership.

On December 5, 2023 (the “Petition Date”), Nogin, Inc. (the “Company”) and certain of its subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions to commence proceedings under Chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors will continue to operate their business and manage their properties as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. In order to ensure their ability to continue operating in the ordinary course of business and minimize the effect of bankruptcy on the Debtors’ members, employees, vendors and other stakeholders, the Debtors filed with the Bankruptcy Court certain motions seeking a variety of customary “first day” relief, including a motion seeking authority to pay employee wages and benefits, to pay certain vendors and suppliers for goods and services provided both before and after the Petition Date, and to continue honoring insurance and tax obligations as they come due. In addition, the Debtors filed with the Bankruptcy Court motions seeking approval for the consensual use of cash collateral and entry into a postpetition financing facility and other customary operational and administrative relief. The Debtors expect that the Bankruptcy Court will approve the relief sought in these motions.

Additional information about the Chapter 11 Cases, including access to Bankruptcy Court documents, is available online at www.donlinrecano.com/nogin, a website administered by Donlin, Recano & Company, Inc., a third-party bankruptcy claims and noticing agent. The documents and other information on this website are not part of this Current Report and shall not be incorporated by reference herein.

The Company previously reported that it had entered into a promissory note (the “Bridge Note”) with B. Riley Securities, Inc., in its capacity as the lender (the “Lender”) on November 16, 2023 pursuant to which the Company borrowed $8,530,000. Borrowings thereunder must be paid on the earliest to occur of (i) June 30, 2025 and (ii) the date on which acceleration occurs thereunder as a result of certain events of default. Interest on the amounts borrowed accrues at 15% per annum and is payable quarterly.

As previously disclosed, the Company, the Lender, B. Riley Principal Investments, LLC, as plan sponsor (the “Plan Sponsor”), and holders of 90% of the Company’s 7.00 % Convertible Senior Notes due 2026 (the “Convertible Notes” ) entered into a restructuring support agreement (the “Agreement”).

The Agreement provides for the sale of the Debtors. In connection therewith it is contemplated that the Plan Sponsor would provide a debtor-in-possession loan, agented by its affiliate, BRF Finance Co., LLC, which, together with the loan described above, would be equitized into 100% ownership of the Debtors or be used to acquire substantially all of the Company’s assets. The parties have agreed to support the proposed restructuring including debtor-in-possession financing. The contemplated restructuring would result in a payment of $15,500,000 to the Convertible Noteholders in satisfaction of their claims together with a priority claim on the proceeds of any litigation proceeds up to the amount of their secured claim.

Nothing in the Agreement requires any Debtor or the board of directors, board of managers, or similar governing body of any Debtor to take any action or to refrain from taking any action to the extent such fiduciary determines, after consulting with counsel, that taking or failing to take such action would be inconsistent with applicable Law or its fiduciary obligations under applicable law.

On December 8, 2023, the Company entered into a Senior Secured Super-Priority Debtor-in-Possession Loan and Security Agreement (the “DIP Facility”) as a Debtor and Debtor-in-Possession with certain subsidiaries as guarantors and BRF Finance Co., LLC as the Administrative Agent. Under the DIP Facility the Debtors may borrow up to $24,700,000 in order to (a) repay and refinance the obligations and liabilities owing by the Company under the Bridge Note and the related instruments, documents and agreements, (b) pay certain fees and expenses owing to the lenders and the administrative agent, (c) fund an account for payment of fees owed to professionals in the Chapter 11 Cases in accordance with the initial budget, and (d) fund ongoing working capital requirements during the pendency of the Chapter 11 Cases in accordance with the approved budget.

The contemplated restructuring is unlikely to result in any distribution to holders of the Company’s common stock in their capacity as such and the Company’s common stock and as a result warrants are likely to become worthless.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases constitutes an event of default that accelerated and, as applicable, increased certain obligations under the following debt instruments and agreements (collectively, the “Debt Instruments” and each individually, a “Debt Instrument”): (i) the Bridge Note; and (ii) the Indenture dated as of August 26, 2022 governing the Convertible Notes.

The Debt Instruments provide that, as a result of the Chapter 11 Cases, the principal amount together with accrued and unpaid interest thereon, and in the case of the indebtedness outstanding under certain Debt Instruments, applicable premium, if any, thereon, shall be immediately due and payable. Accordingly, all of the Debt Instruments will be classified as current on the unaudited condensed consolidated balance sheet of the Company. However, any efforts to enforce such payment obligations under the Debt Instruments, the Satisfaction Letter and the Reimbursement Agreement against the Debtors are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of such obligations are subject to the applicable provisions of the Bankruptcy Code. Additionally, in connection with the Chapter 11 Cases, the Company has incurred, and expects to continue to incur, significant professional fees and other costs in connection with the Chapter 11 Cases. There can be no assurance that the Company’s current liquidity is sufficient to allow it to satisfy its obligations related to the Chapter 11 Cases or to pursue confirmation of a chapter 11 plan.

Item 8.01 Other Events.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Debtors’ claims and noticing agent, Donlin, Recano & Company, Inc., at www.donlinrecano.com/nogin. The documents and other information available via website or elsewhere are not part of this Current Report and shall not be deemed incorporated herein.

The Company cautions that trading in its securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. The contemplated restructuring does not contemplate any recover for holders of the Company’s common stock and and/or warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2023

NOGIN, INC.

By:	/s/ Jonathan S. Huberman
Name:	Jonathan S. Huberman
Title:	Chief Executive Officer and President

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